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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 22, 2008




                       Hudson's Grill International, Inc.
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             (Exact name of registrant as specified in its charter)


            Texas                     333-94797                75-2738727
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(State or Other Jurisdiction         (Commission              (I.R.S. Employer
      of Incorporation)              File Number)            Identification No.)





                       27 Chicora Ave, Toronto ON, M5R 1T7
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               (Address of Principal Executive Office) (Zip Code)



                                  540-675-3149
              (Registrant's telephone number, including area code)

                360 Main Street P.O. Box 393 Washington, VA 22747
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Joseph Meuse resigned as the company's sole officer and director on December 22, 2008. Their resignations were not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Mr. David Roff, CA was appointed President, Treasurer and Secretary as well as to the Company's Board of Directors effective as of December 22, 2008. David Roff, is the co-president of a private consulting and investment firm. David specializes in consulting to small cap public companies. He has been working with or consulting to small cap public companies for over 10 years. David advises small cap companies on reverse merger, financial, m&a, legal, regulatory, financing and investor relations matters. David is a director of Deep Well Oil & Gas, Inc. David has a Bachelor of Arts degree from the University of Western Ontario. He is also a Chartered Accountant.



(a)       Financial statements of business acquired:
          None

(b)       Pro Forma Financial Information:
          None

(c)       Exhibits:
          None


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                             Hudson's Grill International, Inc.


Date: January 6, 2009                        By: /s/ David Roff
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                                                 David Roff
                                                 President and Director








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